UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  01/10/2006

STAKTEK HOLDINGS, INC
(Exact name of registrant as specified in its charter)

Commission File Number:  333-110806

DE	56-2354935
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

8900 Shoal Creek Boulevard, Suite 125, Austin, TX 78757
(Address of principal executive offices, including zip code)

512-454-9531
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 3.01.    Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

Staktek Holdings, Inc. [NASDAQ: STAK] announced that it is conducting a search to fill a position on its Board of Directors vacated by Morton L. Topfer upon his retirement, which the company announced on December 30, 2005. Staktek's common stock is traded on the NASDAQ National Market System. In accordance with NASDAQ Marketplace Rule 4350, the company is required to have three independent directors serving on its Audit Committee and, following Mr. Topfer's retirement, the company currently has two independent directors serving on this committee. Pursuant to Marketplace Rule 4350(d)(4), Staktek is in a grace period to regain compliance expiring on Staktek's next annual stockholders' meeting, which is currently scheduled for April 20, 2006. On January 10, 2006, NASDAQ sent the company a deficiency letter confirming that Staktek is not in compliance with Marketplace Rule 4350 regarding independent directors on its audit committee and that the company is currently in the grace period.

The Company stated in a press release (attached as Exhibit 99.1 to this Form 8-K) that the Board fully expects to fill the vacant position prior to the end of the grace period.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STAKTEK HOLDINGS, INC

Date: January 13, 2006	By:	/s/ Stephanie Lucie
Stephanie Lucie
Senior Vice President, General Counsel & Secretary

Exhibit Index

Exhibit No.	Description
EX-99.1	Press Release